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                                                                   EXHIBIT 99(d)

                     UNDERTAKING TO FILE EXHIBITS PURSUANT
                 TO ITEM 601(b)(4)(iii)(A) OF REGULATIONS S-K

     The undersigned registrant acknowledges that it has not filed with the Securities and Exchange Commission (the "Commission") copies of certain instruments with respect to long-term debt of the registrant representing obligations not exceeding 10% of the registrant's total assets as of January 1, 2000, pursuant to the provisions of Item 601(b)(4)(iii)(A) of Regulation S-K of the Commission (the "Regulation").

     Pursuant to the Regulation, the undersigned registrant hereby undertakes to furnish to the Commission upon its request a copy of any such instrument.

     This is the 17th day of September, 2001.

                                         DELHAIZE AMERICA, INC.


                                          /s/ Laura C. Kendall
                                         --------------------------------
                                         Laura C. Kendall
                                         Chief Financial Officer
                                         Principal Accounting Officer